                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              FIBERMARK, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                    [LOGO]

                                  FIBERMARK





                                   NOTICE OF
                             2000 ANNUAL MEETING OF
                        SHAREHOLDERS OF FIBERMARK, INC.

                                 FIBERMARK, INC.

                    P.O. Box 498 - Brattleboro, Vermont 05302

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 24, 2000

TO THE SHAREHOLDERS:

     Notice is hereby given that the Annual Meeting of Shareholders of FiberMark, Inc., a Delaware corporation ("the Company"), will be held on Wednesday, MAY 24, 2000, at 2:00 p.m. at the Schlosshotel Kronberg, Hainstrasse 25, D-61476 Kronberg, Germany (near Frankfurt) for the following purposes:

     1. To elect directors to serve for the ensuing year and until their successors are elected.

     2. To ratify the selection of KPMG LLP as independent auditors of the Company for its fiscal year ending December 31, 2000.

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has established the close of business on March 27, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                    By Order of the Board of Directors


                                    Peter B. Tarr
                                    Secretary and General Counsel

Brattleboro, Vermont
March 27, 2000

                                    IMPORTANT

/_/ ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE PROXY IN THE ENCLOSED REPLY ENVELOPE.

/_/ IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME AND YOU PLAN TO ATTEND, EVIDENCE OF STOCK OWNERSHIP MUST BE PROVIDED.

/_/ EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. IF SHARES ARE NOT HELD IN YOUR NAME, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER IF YOU PLAN TO VOTE AT THE MEETING.

                                 FIBERMARK, INC.

                    P.O. Box 498 - Brattleboro, Vermont 05302



                                 PROXY STATEMENT

                                  MAY 24, 2000


                                TABLE OF CONTENTS

Information Concerning Solicitation and Voting........................................1

Proposal 1 - Election of Directors....................................................3

Proposal 2 - Ratification of Selection of Independent Auditors........................6

Security Ownership of Certain Beneficial Owners and Management........................7

Executive Compensation and Other Information.........................................11

Certain Transactions ................................................................19

Compliance with Section 16(a) of The Securities Exchange Act of 1934.................19

Other Matters........................................................................19


                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of FiberMark, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on May 24, 2000, at 2:00 p.m. (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes outlined in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Schlosshotel Kronberg, Hainstrasse 25, D-61476, Kronberg, Germany (near Frankfurt). The Company intends to mail this proxy statement and accompanying proxy card on or about April 10, 2000 to all shareholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing, and mailing of this proxy statement, the proxy, and any additional information to be furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by personal solicitation by directors, executive officers, or other regular employees of the Company. No additional compensation will be paid to directors, executive officers, or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on March 27, 2000, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 27, 2000, the Company had outstanding and entitled to vote 6,830,483 shares of Common Stock.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes on each proposal to be voted upon at the meeting. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing a written notice of revocation or a duly executed proxy bearing a later date with the Secretary of the Company at the Company's corporate office, P.O. Box 498, Brattleboro, Vermont 05302, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

SHAREHOLDER PROPOSALS

     Under Section 5(b) of the bylaws of the Company, proposals by shareholders of the Company must be given in writing to the Secretary of the Company in a timely manner. Timely proposals must be received at the corporate offices of the Company not less than one hundred twenty (120) calendar days before the Company's proxy statement is released to shareholders in connection with the current year's annual meeting of shareholders. No timely proposals were received.

STOCKHOLDER NOMINATION OF DIRECTORS

     Under Section 5(c) of the bylaws of the Company, nominations for election to the Board of Directors by shareholders of the Company must be made in accordance with the requirements of the bylaws. No timely nominations were received.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     There are nine nominees for the Board of Directors' positions presently authorized in the Company's Bylaws. Each director to be elected will hold office until the next annual meeting of shareholders and until his successor is elected and has qualified, or until such director's earlier death, resignation, or removal. The terms "Board of Directors" or "Board" may be used interchangeably throughout and refer to the Board of Directors of the Company.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nine nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

NOMINEES

     The names of the nominees and biographical information follow:

ALEX KWADER, age 57, has been the President and Chief Executive Officer of FiberMark since August 1991 and a director since November 1991. He is a member of the Executive Committee of the Board. Since 1970, Mr. Kwader has been employed by the Company and its predecessor, Boise Cascade ("BCC"), a diversified paper products company. He served as Senior Vice President of the Company from March 1990 to August 1991 and as Vice President from the Company's inception in June 1989 until March 1990. From 1970 until June 1989, Mr. Kwader was employed by BCC, in various managerial positions. Mr. Kwader was General Manager of the Pressboard Products Division from 1986 until June 1989. From 1980 to 1985, he served as General Manager of the Latex Fiber Products Division of BCC. Mr. Kwader holds a B.S. in Mechanical Engineering from the University of Massachusetts and a M.S. from Carnegie Mellon University and attended the Harvard Business School Executive Program.

K. PETER NORRIE, age 60, has served as Chairman of the Board of Directors of the Company since June 1989 and as Chief Executive Officer from the Company's inception in June 1989 to November 1990. He is also a member of the Compensation Committee and serves as chair of the Executive Committee of the Board of Directors. Mr. Norrie is currently the President of Parma Laboratories, Inc. and has served in such capacity since 1992. From 1976 until June 1989, Mr. Norrie was Senior Vice President and General Manager of Boise Cascade Corporation's Paper Group. From 1964 to 1976, he was employed by BCC in various management positions, including Vice President and General Sales Manager of the White Paper Division of the Paper Group. Mr. Norrie received a B.S. in Civil Engineering from Gonzaga University and an M.B.A. from Harvard University.

BRIAN C. KERESTER, age 41, has been a director of the Company since May 1996 and serves as a member of the Audit Committee. Mr. Kerester is currently Chief Financial Officer for Collabria.com, a provider of e-business solutions for the printing industry. From 1997 through 1999, Mr. Kerester held various positions at Distribution Dynamics, Inc. (DDI), including Chief Financial Officer and

Executive Vice President of Development. DDI is a privately held company controlled by McCown De Leeuw & Co., ("MDC") and is a distribution company of "C" class components, including fasteners and electronic components, to original-equipment manufacturers. Prior to joining DDI on October 1, 1996, Mr. Kerester had been an operating affiliate and a Partner with MDC. Prior to joining MDC, Mr. Kerester worked with The First Boston Corporation in the Venture Capital Group from 1984 through 1986, and Bankers Trust Company in the World Corporate Department from 1981 to 1984. He holds a B.S. in Economics from The Wharton School, University of Pennsylvania and an M.B.A. from Columbia Business School.

MARION A. KEYES, IV, age 61, has been a director of the Company since August 1997, and serves as a member of the Executive Committee. Mr. Keyes is currently and has served as Senior Vice President, Technology, Business Development and Planning at Fisher-Rosemount, Inc. and President of Rosemount Analytical, Inc. since December 1993. Mr. Keyes served as President of Trice Engineering Inc. and Chairman of DCOM Corporation from 1991 and 1990, respectively, to 1993. From 1989 to 1995, he served as Senior Vice President, Group Executive, and a member of the Executive Operating Committee of McDermott International Inc. Mr. Keyes also served as President and Chief Operating Officer of Bailey Controls from 1980 to 1991. Mr. Keyes received a B.S. in Chemical Engineering from Stanford University, an M.S. in Electrical Engineering from the University of Illinois and an M.B.A. from Baldwin Wallace College.

GEORGE E. MCCOWN, age 64, has been a director of the Company since its inception in June 1989, and serves as a member of the Compensation Committee. Mr. McCown was co-founder and has been a Managing General Partner of MDC Management Company ("MDC Management"), the general partner of McCown De Leeuw & Co., since 1984. He currently serves as Board Chairman of Building Materials Holding Corporation, a building materials retailer, and Board Vice-Chairman of Vans, Inc., a casual shoe manufacturer. Mr. McCown also serves as a director of several other MDC Management portfolio companies and of Aurora Foods, Inc. Mr. McCown received a B.S. in Mechanical Engineering from Stanford University and an M.B.A. from Harvard University.

GLENN S. MCKENZIE, age 47, has been a director of the Company since May 1999, and previously served as a director from January 1994 to May 1998. Mr. McKenzie serves as a member of the Audit Committee. Since October 1991, Mr. McKenzie has been President of Alpha Investments, Inc., a management consulting firm. Mr. McKenzie currently serves as a director of Exeter Health Resources, Inc. and Distribution Associates, Inc. Mr. McKenzie holds a B.A. in Economics and an M.B.A. from the University of North Carolina.

JON H. MILLER, age 62, has been a director of the Company since its inception in June 1989. He also chairs the Compensation Committee of the Board of Directors. Mr. Miller was President and Chief Operating Officer of BCC from 1978 until his retirement in 1990. He is also Chairman of the Board for IDACORP, Inc., and a director of Idaho Power Company. Mr. Miller received a B.A. in Economics and an M.B.A. from Stanford University.

ELMAR B. SCHULTE, age 58, has been a director of the Company since May 1998, and serves as a member of the Compensation Committee. Dr. Schulte founded and has been a Managing General Partner of Dr. Schulte Vermoegensverwaltungs-KG since 1981 and is a private investor. He served as Senior Vice President Deutsche Leasing AG, Frankfurt, from 1976-1980. From 1971 to 1976 he was employed by Clark Equipment Corporation in various management positions including Corporate Division Controller and Business Manager for Clark International Marketing SA, Brussels. He currently serves as director of KAIROS Real Estate Inc., (Montreal, Que.), a land developer.

Dr. Schulte received his Diploma in Business and Ph.D. in Economics from the University of Muenster, Germany and an M.B.A. from INSEAD European Institute of Business Administration, Fontainebleau, France.

EDWARD P. SWAIN, JR., age 64, has been a director of the Company since February 1998, and serves as chair of the Audit Committee. Mr. Swain currently serves as President of P T Holdings Corporation, having been President and Chief Executive Officer of Port Townsend Paper Corporation from January 1992 until December of 1997, after serving as acting President and CEO starting in August 1991. Previously, Mr. Swain was a partner in a major Seattle law firm, Assistant General Counsel of BCC, and President of a venture capital firm. He currently serves as Chairman of the Finance Committee and member of the Executive Committee of the Board Trustees of the Museum of Flight in Seattle, Washington. He is a director of Interactive Financial Services Group, Inc., the holding company for an internet bank (national charter applied for). Previous directorships included Orbanco Financial Services Corporation, Northwest Acceptance Corporation and the Oregon Bank. Mr. Swain received his B.A. from Williams College and a LL.B. from Harvard Law School.

THERE ARE NO FAMILY RELATIONSHIPS AMONG ANY OF THE DIRECTORS OR EXECUTIVE OFFICERS OF THE COMPANY.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 1999, the Board of Directors held ten meetings. The Board has an Audit Committee, Compensation Committee and an Executive Committee.

     The Audit Committee reviews the results and scope of the annual audit and other services provided by the auditors, discusses the financial statements, and recommends to the Board the independent auditors to be retained. It also receives and considers the accountants' comments as to controls and adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three directors: Messrs. Swain (chair), Kerester, and McKenzie. The Audit Committee met three times during 1999.

     The Compensation Committee makes recommendations concerning executive salaries, incentive compensation, and benefit plans, awards stock options to employees under the Company's stock option plans, and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of four directors: Messrs. Miller (chair), McCown, Norrie and Schulte. The Compensation Committee met two times during 1999.

     During the fiscal year ended December 31, 1999, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served during the period for which he was a director or committee member, with the exception of George E. McCown. Mr. McCown was unable to participate in one of the four regularly scheduled quarterly Board of Directors meetings and three of the six specially convened telephonic meetings.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

                                   PROPOSAL 2

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2000, and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. KPMG has audited the Company's financial statements since May 1996. Representatives of KPMG are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and be available to respond to appropriate questions.

     Shareholder ratification of the selection of KPMG as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of KPMG to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent auditing firm at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

     The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting will be required to ratify the selection of KPMG.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of February 15, 2000, by: (i) each director;
(ii) each of the executive officers named in the Summary Compensation Table employed by the Company in that capacity on February 15, 2000; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than 5% of its Common Stock.


                                                                                      BENEFICIAL OWNERSHIP(1)

-------------------------------------------------------------------------------------------------------------------
                                                                                       NUMBER OF     PERCENT OF
BENEFICIAL OWNER                                                                         SHARES       TOTAL(2)
Heartland Advisors, Inc.(3)..........................................................    794,500       11.6%
     790 North Milwaukee Street
     Milwaukee, WI 53202
Franklin Mutual Advisors, Inc.(3)....................................................    754,400       11.0%
     51 John F. Kennedy Parkway
     Short Hills, NJ  07078
Investment Counselors of Maryland(3).................................................    558,500        8.2%
     803 Cathedral Street
     Baltimore, MD  21201-5297
Dimensional Fund Advisors(3).........................................................    530,000        7.8%
     1299 Ocean Avenue, 11th Floor
     Santa Monica, CA  90401
Paradigm Capital Management(3).......................................................    342,200        5.0%
     9 Elk Street
     Albany, NY  12207-1002
Alex Kwader, President, CEO and Director(4)..........................................    180,117        2.6%
K. Peter Norrie, Chairman of the Board of Directors(5)...............................     50,037        *
Brian C. Kerester, Director(6) ......................................................     20,753        *
Marion A. Keyes IV, Director(7)......................................................     21,000        *
George E. McCown, Director(8)........................................................    100,499        1.5%
Glenn S. McKenzie, Director .........................................................     22,000        *
Jon H. Miller, Director(9)...........................................................     18,000        *
Elmar B. Schulte, Director(10).......................................................      8,000        *
Edward P. Swain, Jr., Director(11)...................................................     21,100        *
Bruce Moore, Vice President and CFO(12)..............................................    136,626        2.0%
Walter M. Haegler, Vice President & General Manager(13)..............................      2,200
David R. Kruft, Vice President & General Manager(14).................................     17,191        *
David E. Rousse, Vice President & General Manager(15)................................     20,641        *
                                                                                         -------       ----

Directors, executive officers and general managers as a group (13 persons)...........    618,164        8.5%

*    Represents holdings of less than 1%.


1. This table is based upon information supplied by executive officers, directors, principal shareholders, our stock surveillance firm, and Schedules 13D and 13G, if any, filed with the Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

2. Applicable percentages of ownership are based on 6,830,483 outstanding shares of the Company's Common Stock on March 27, 2000, adjusted as required by rules promulgated by the Commission.

3.   Assumes the number of shares owned as of February 15, 2000.

4. Mr. Kwader has vested 84,398 shares under the 1992 Stock Option Plan. Under the 1994 Stock Option Plan, he has options for 93,750 shares, of which 72,550 are vested or will vest within the next 60 days. Under the 1997 Stock Option Plan he has options for 81,000 shares, of which 16,800 are vested or will vest within the next 60 days.

5. Mr. Norrie has options for 7,500 shares granted under the 1994 Directors Stock Option Plan (options vest at a rate of 1,500 shares on the initial grant date and 1,500 shares per year thereafter) of which 7,500 are vested or will vest within the next 60 days. Under the 1996 Amendment to the 1994 Director Stock Option Plan (options vest over ten years with accelerated vesting if stock reaches a certain market price over a period of time), he has options for 15,000 shares, of which 15,000 are vested. Under the 1998 Amended And Restated Non-Employee Directors Stock Option Plan, he has options for 7,500 shares (which vest at a rate of 1,500 shares per year beginning on the first anniversary of the grant date) of which 3,000 are vested or will vest within the next 60 days. Additionally, under this 1998 Plan, he has options for 15,000 shares (which vest eight years from their grant date with accelerated vesting if the stock reaches a certain market price over a period of time) of which none are vested.

6. Mr. Kerester has options for 7,500 shares granted under the 1994 Directors Stock Option Plan (options vest at a rate of 1,500 shares per year) of which 6,000 are vested or will vest within the next 60 days. Under the 1996 Amendment to the 1994 Director Stock Option Plan (options vest over ten years with accelerated vesting if stock reaches a certain market price over a period of time), he has options for 15,000 shares, of which 15,000 are vested. Under the 1998 Amended and Restated Non-Employee Directors Stock Option Plan, he has options for 7,500 shares (which vest at a rate of 1,500 shares per year beginning on the first anniversary of the grant date) of which 3,000 are vested or will vest within the next 60 days. Additionally, under this 1998 Plan, he has options for 15,000 shares (which vest eight years from their grant date with accelerated vesting if the stock reaches a certain market price over a period of time) of which none are vested.

7. Mr. Keyes has options for 7,500 shares granted under the 1994 Directors Stock Option Plan (options vest at a rate of 1,500 shares per year) of which 3,000 are vested or will vest within the next 60 days. Under the 1996 Amendment to the 1994 Director Stock Option Plan (options vest over ten years with accelerated vesting if stock reaches a certain market price over a period of time), he has options for 15,000 shares, of which 15,000 are vested. Under the 1998 Amended and Restated Non-Employee Directors Stock Option Plan, he has options for 7,500 shares (which vest at a rate of 1,500 shares per year beginning on the first anniversary of the grant date) of which 3,000 are vested or will vest within the next 60 days. Additionally, under this 1998 Plan, he has options for 15,000 shares (which vest eight years from their grant date with accelerated vesting if the stock reaches a certain market price over a period of time) of which none are vested.

8. Mr. McCown has options for 7,500 shares granted under the 1994 Directors Stock Option Plan (options vest at a rate of 1,500 shares on the initial grant date and 1,500 shares per year thereafter) of which 7,500 are vested or will vest within the next 60 days. Under the 1996 Amendment to the 1994 Director Stock Option Plan (options vest over ten years with accelerated vesting if stock reaches a certain market price over a period of time), he has options for 15,000 shares, of which 15,000 are vested. Under the 1998 Amended And Restated Non-Employee Directors Stock Option Plan, he has options for 7,500 shares (which vest at a rate of 1,500 shares per year beginning on the first anniversary of the grant date) of which 3,000 are vested or will vest within the next 60 days. Additionally, under this 1998 Plan, he has options for 15,000 shares (which vest eight years from their grant date with accelerated vesting if the stock reaches a certain market price over a period of time) of which none are vested.

9. Mr. Miller, under the 1996 Amendment to the 1994 Director Stock Option Plan (options vest over ten years with accelerated vesting if stock reaches a certain market price over a period of time), has options for 15,000 shares, of which 15,000 are vested. Under the 1998 Amended and Restated Non-Employee Directors Stock Option Plan, he has options for 7,500 shares (which vest at a rate of 1,500 shares per year beginning on the first anniversary of the grant date) of which 3,000 are vested or will vest within the next 60 days. Additionally, under this 1998 Plan, he has options for 15,000 shares (which vest eight years from their grant date with accelerated vesting if the stock reaches a certain market price over a period of time) of which none are vested.

10. Mr. Schulte, under the 1998 Amended and Restated Non-Employee Directors Stock Option Plan, has options for 7,500 shares (which vest at a rate of 1,500 shares per year beginning on the first anniversary of the grant date) of which 3,000 are vested or will vest within the next 60 days. Additionally, under this 1998 Plan, he has options for 15,000 shares (which vest eight years from their grant date with accelerated vesting if the stock reaches a certain market price over a period of time) of which none are vested.

11. Mr. Swain has options for 7,500 shares granted under the 1994 Directors Stock Option Plan (options vest at a rate of 1,500 shares per year) of which 3,000 are vested or will vest within the next 60 days. Under the 1996 Amendment to the 1994 Director Stock Option Plan (options vest over ten years with accelerated vesting if stock reaches a certain market price over a period of time), he has options for 15,000 shares, of which 15,000 are vested. Under the 1998 Amended and Restated Non-Employee Directors Stock Option Plan, he has options for 7,500 shares (which vest at a rate of 1,500 shares per year beginning on the first anniversary of the grant date) of which 3,000 are vested or will vest within the next 60 days. Additionally, under this 1998 Plan, he has options for 15,000 shares (which vest eight years from their grant date with accelerated vesting if the stock reaches a certain market price over a period of time) of which none are vested.

12. Mr. Moore has vested 42,200 shares under the 1992 Stock Option Plan. Under the 1994 Stock Option Plan, he has options for 42,750 shares, of which 33,650 are vested or will vest within the next 60 days. Under the 1997 Stock Option Plan, he has options for 42,000 shares, of which 8,400 are vested or will vest within the next 60 days.

13. Mr. Haegler has options for 50,000 shares granted under the 1997 Stock Option Plan, of which 2,200 are vested or will vest within the next 60 days.

14. Mr. Kruft has options for 14,651 shares under the 1994 Stock Option Plan of which 8,791 shares are vested or will vest within the next 60 days. Under the 1997 Stock Option Plan, he has options for 42,000 shares of which 8,400 are vested or will vest within the next 60 days.

15. Mr. Rousse has options for 19,151 shares under the 1994 Stock Option Plan of which 12,241 shares are vested or will vest within the next 60 days. Under the 1997 Stock Option Plan, he has options for 42,000 shares of which 8,400 are vested or will vest within the next 60 days.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION OF DIRECTORS

     The Company has a policy of paying the Chairman of the Board of Directors and directors who are not full-time employees of the Company a quarterly fee of $2,500 for services to the Board. Each director receives $1,500 for each meeting attended. If a director participates in a Board meeting which is held telephonically, then he receives a fee of $500. A director receives a fee of $1,000 for each committee meeting of the Board of Directors attended. If a director participates in the committee meeting, telephonically, the director receives a fee of $500 and if the committee meeting is held in conjunction with a Board meeting, the director receives $750.

     In 1999 Mr. Norrie received an aggregate of $91,500 in compensation from the Company. Mr. Norrie's compensation includes $19,500 in fees for general Board service and committee meetings attended, and $72,000 for his services as Chairman of the Board.

     In the fiscal year ended December 31, 1999, the total compensation paid to all non-employee directors was $247,750. All of the non-employee directors are reimbursed for their travel expenses for each Board and Committee meeting attendance.

     On May 16, 1994, the Company adopted a Non-Employee Directors Stock Option Plan that reserved a total of 75,000 shares for issuance under this plan. Each non-employee director in service at that time was granted 7,500 shares at the then current market price which vested 20% on the grant date with continued vesting of 20% per year commencing on the first anniversary of the grant date. Subsequent to this initial grant, new directors would be granted 7,500 shares at the market price existing on the grant date that would vest at the rate of 20% per year commencing on the first anniversary of the grant date. On May 9, 1996, this plan was amended to add 150,000 shares to the plan. Each director was granted 15,000 shares at the then current market price that would vest eight years from the grant date with accelerated vesting if the stock reached certain price levels over a period of time. As of December 31, 1999, 9,750 shares remain available to be granted under the May 16, 1994 Plan as amended on May 9, 1996.

     On May 5, 1998, the Company adopted the 1998 Amended and Restated Non-Employee Directors Stock Option Plan, which reserved a total of 200,000 shares for issuance under this plan. Each non-employee director in service at that time was granted 7,500 shares at the then current market price which vest at the rate of 20% per year commencing on the first anniversary of the grant date. A total of 52,500 shares with these vesting parameters were granted on May 5, 1998. Additionally, each non-employee director in service at that time was granted 15,000 shares at the then current market price which vest eight years from the grant date with accelerated vesting if the stock reaches certain price levels over a period of time. The stock price levels required to trigger accelerated vesting range from $30 per share to $38 per share. A total of 105,000 shares with these vesting parameters were granted on May 5, 1998. Subsequent to May 5, 1998, there have been no further grants under this plan.

SUMMARY OF COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows for the fiscal years ended December 31, 1997, 1998, and 1999 compensation awarded or paid to, or earned by the Company's chief executive officer, its other executive officers and division general managers (Named Executive Officers):


                                                 SUMMARY COMPENSATION TABLE

-----------------------------------------------------------------------------------------------------------------
                                                                                 Long Term
                                                                                Compensation
                                                    Annual Compensation            Awards
                                                ----------------------------   ---------------
                                                                                                   All Other
  Name and Principal                            Salary           Bonus          Options(1)       Compensation(2)
  Position                     Year               ($)             ($)              (#)               ($)
  -----------------------  --------------     ---------------  --------------   --------------   ---------------
  Alex Kwader                  1999            408,762          233,759          27,000            36,838
  President and                1998            345,000          187,200          24,000            36,787
  Chief Executive              1997            300,000          300,000          30,000            36,621
  Officer

  Bruce Moore                  1999            215,010          90,753           15,000            22,520
  Vice President and           1998            193,764          78,006           12,000            22,284
  Chief Financial              1997            175,008          131,256          15,000            22,718
  Officer

  Walter M. Haegler            1999            218,482          89,941           39,000               879
  Vice President and           1998            198,757          84,300           11,000               811
  General Manager              1997                  -               -                -                 -

  David R. Kruft               1999            196,266          82,507           15,000            19,998
  Vice President and           1998            182,514          72,156           12,000            20,412
  General Manager              1997            168,756          131,256          15,000            16,300

  David E. Rousse              1999            180,762          76,319           15,000            20,955
  Vice President and           1998            166,002          65,520           12,000            20,940
  General Manager              1997            158,966          120,006          15,000            19,564


1. The awards consist of stock option grants under the 1997 Stock Option Plan. These options vest in installments of 20% upon the one-year anniversary of the grant date and 20% upon each anniversary of the grant date thereafter, unless accelerated by the Compensation Committee of the Board of Directors.

2. Consists of the Company's matching and discretionary payments under its Savings and Supplemental Retirement Plans ("401(k) plans"). The matching payments under these plans to Messrs. Kwader, Moore, Kruft and Rousse in 1999 were $18,877, $9,101, $8,317 and $7,651 respectively. Discretionary payments under the plans to Messrs. Kwader, Moore, Kruft and Rousse were $9,021, $5,206, $4,145 and $3,570 respectively. The value of other perquisites the executive officers received, such as country club dues, automobile allowance, and life insurance premiums totaled $35,304.

STOCK OPTION GRANTS IN THE LAST FISCAL YEAR

         On February 20, 1997, the Board of Directors adopted the Company's 1997 Stock Option Plan ("1997 Plan"), authorizing 600,000 shares of the Company's Common Stock for issuance thereunder. The 1997 Plan is administered by the Compensation Committee. The Compensation Committee has the authority to determine to whom options shall be granted, the number of shares subject to each option, whether the option will be incentive or nonstatutory, when the options may be exercised and the exercise price. On August 18, 1999, the Board granted 193,000 shares from the 1997 Plan to its executive officers and key employees. The following table outlines the shares granted to executive officers and general managers.


                                      INDIVIDUAL OPTIONS GRANTS IN LAST FISCAL YEAR

--------------------------------------------------------------------------------------------------------------------
                                                                                           Potential Realizable
                                                                                             Value of Assumed
                                                                                           Annual Rates of Stock
                                                                                          Price Appreciation for
                                                                                              Option Term(4)
---------------------------------------------------------------------------------------------------------------------
                   Number of Securities  % of Total Options
                    Underlying Options  Granted to Employees  Exercise Price  Expiration
Name                   Granted (#)(1)      in Fiscal Year(2)     ($/Sh)(3)       Date        5% ($)       10% ($)
---------------------   --------------      ---------------     -----------  -----------  -----------  ------------
Alex Kwader                27,000               13.99              13.75       8/17/09      233,550       591,570

Bruce Moore                15,000                7.77              13.75       8/17/09      129,750       328,650

Walter M. Haegler          39,000               20.21              13.75       8/17/09      337,350       854,490

David R. Kruft             15,000                7.77              13.75       8/17/09      129,750       328,650

David E. Rousse            15,000                7.77              13.75       8/17/09      129,750       328,650


1. Includes an August 18, 1999, stock option grant under the 1997 Plan. This option grant vests at the rate of 20% upon the one-year anniversary of the grant date and 20% upon each anniversary of the grant date thereafter, unless accelerated by the Compensation Committee of the Board of Directors. In the event of a merger or change of control, as defined in the 1997 Plan, if the surviving company shall refuse to assume the options or substitute similar options for those outstanding options under the 1997 Plan, the options shall become immediately exercisable and shall terminate if not exercised prior to such event. Options expire 90 days after an optionee's employment with the Company is terminated for any reason, unless the termination is by reason of the optionee's death, disability, or retirement. The options expire 10 years from the grant date. As of December 31, 1999, none of the options granted to the Named Executive Officers in the last fiscal year had vested.

2. During the 1999 fiscal year, a total of 193,000 shares were granted to executive officers and key employees from the 1997 Plan.

3. Represents the closing market price of the Company's Common Stock on the day immediately preceding the grant date.

4. The potential realizable value is based on the term of the option at its time of grant (10 years). It is calculated by assuming that the stock price on the date of grant, which for 1999 was $13.75, appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increased over the option term, which will benefit all shareholders. For example, a stockholder who purchased one share of stock on December 31, 1999, at $13.75, and held the stock for 10 years and sold it on December 31, 2009, while the stock appreciated at 5% and 10% would have profits of $8.65 and $21.91, respectively on his $13.75 investment.

AGGREGATED STOCK OPTIONS

     The following table shows, as of December 31, 1999, information regarding unexercised stock options held by the Named Executive Officers. No stock options were exercised by the Named Executive Officers during the year.


         AGGREGATED OPTIONS IN LAST FISCAL YEAR AND FISCAL YEAR -END OPTION VALUES

--------------------------------------------------------------------------------------------------------------
                                  Number of Securities Underlying                  Value of Unexercised
                                      Unexercised Options at                     In-the-Money Options at
                                        December 31, 1999(1)                      December 31, 1999(1, 2)
Name                             Exercisable         Unexercisable         Exercisable          Unexercisable
-----------------------       -----------------    -----------------    -----------------     ----------------
Alex Kwader                         170,248               88,900              895,294               29,132

Bruce Moore                          82,500               44,450              533,646               14,567

Walter M. Haegler                    2,200                47,800                 -                     -

David R. Kruft                       17,191               39,460                 -                     -

David E. Rousse                      20,266               40,885               9,791                 3,919


1. The table includes options granted under the 1992 Amended and Restated Stock Option Plan, the 1994 Stock Option Plan and the 1997 Stock Option Plan as of December 31, 1999, and valued at the closing market price of the stock on December 31, 1999.

2. Value in this table is the aggregate amount by which the market price per share of $11.75 on December 31, 1999, exceeded the following exercise prices of $3.33, $6.33, $7.83 and $9.00.

SEVERANCE AGREEMENTS

     The Board of Directors has adopted two severance plans:

     On December 13, 1996, the Board of Directors adopted a severance plan for executive officers and division managers for situations involving a change in control of the Company ("Change of Control Severance Plan"). Under the terms of the Change of Control Severance Plan, a participating employee will generally become entitled to receive benefits, if the employee's employment is terminated by the Company without cause or by the employee for good reason following a change in control. Eligible employees may terminate their employment for good reason within the specified time periods of one or two years from a change in control, unless the employee's termination is the result of death, retirement, termination for cause, or termination other than for good reason.

     The Change of Control Severance Plan has an initial term of three (3) years and thereafter is automatically renewed for successive one (1) year terms, subject to cancellation or amendment by the Company on or after an applicable renewal date. If benefits under the Change of Control Severance Plan would exceed those permitted under Section 280G of the Internal Revenue Code, the benefits are reduced to the largest amount acceptable that do not exceed the applicable limits.

     On December 13, 1996, the Board of Directors also approved severance agreements for certain executive officers and division managers. The severance agreements provide executives and division managers with a continuation of their base salary for a period of twelve or twenty four months, depending on the employee's category designation under the severance agreement. The severance agreement states that employees who are terminated without cause and who are receiving compensation under the severance agreement shall not (i) intentionally divulge, reveal, furnish or make available confidential information that could materially affect the Company's operations, profitability or reputation, (ii) participate in a business which provides for the sale of specialty paper products to individuals or corporations, without prior written consent from the Company, or (iii) solicit any employee to terminate employment with the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Board of Directors established the Compensation Committee of the Board of Directors (the "Committee") in May 1992 and granted it authority to (i) set compensation levels for executive officers and directors, and (ii) administer the Company's stock option or other compensation plans. To assist the Committee in the performance of its duties, it collects on an informal basis information regarding executive compensation levels at similar sized companies within the paper products industry. The Committee also obtains reports from consultants surveying the compensation of executive officers employed in the paper industry in similarly sized companies. Since 1997 the Company has engaged Compensation Resource Group (CRG) to study and evaluate the Company's compensation policies and programs, and to compare the compensation paid by the Company with that paid by other similarly sized companies to executive officers and key employees.

     Compensation for all of the Company's employees, including executive officers, is based on the individual employee's experience and responsibilities and the economic success of the Company. The components of executive compensation are as follows:

     BASE SALARY. The Committee annually reviews the salaries of the executive officers. The general philosophy followed by the Committee in setting base salaries is to be competitive in the Company's industry. In 1999, the Committee received a report from CRG that summarized the compensation paid to executive officers as disclosed in proxy statements of other similarly sized companies in the paper industry and general industry to evaluate the compensation paid to senior management. Some of these companies are in the group utilized for performance comparison (see "Performance Measurement Comparison"). The Committee supplemented the report information with the independent knowledge of its members regarding salaries paid by other companies with similar sales that are both publicly and privately held. Utilizing this information, salaries for executive officers are set by the Committee. The Company targets and establishes base salaries in the middle third of the range.

     BONUS COMPENSATION. To provide incentive to the executive officers to achieve certain performance goals, the Committee administers a bonus program. In 1994, the Committee adopted the Executive Bonus Plan, which provides for bonus payments of a percentage of base salary based upon achievement by the Company of certain levels of earnings per share. The Executive Bonus Plan utilizes a sliding scale so that the percentage of base salary paid as bonus compensation increases as the earnings per share of the Company increase. The Executive Bonus Plan is designed to directly align the interests of the executive officers and the shareholders. The Executive Bonus Plan is subject to annual review.

     STOCK OPTIONS. The Committee uses stock option grants to executive officers and other key employees to provide such individuals with incentives to remain in the employ of the Company and to work to maximize the value of the Company's stock. Stock option grants are viewed by the Committee as long-term compensation intended to directly align the executives' interest with the interests of the shareholders and to focus executive officers' interest in the long-term growth of the Company. Since stock options are also used by other competitors, the Committee believes that the granting of stock options is necessary to make the Company's compensation package competitive. The Committee grants options with vesting over a five (5) year period to encourage executives to remain in the employ of the Company.

     On May 15, 1997, the Board of Directors adopted the 1997 Stock Option Plan (the "1997 Plan"), which was approved at the annual meeting of the shareholders. Under the 1997 Plan, an aggregate of 600,000 shares are reserved for issuance to key employees and executive officers of the Company. The amount of shares reserved under the 1997 Plan was established based on a review by the Committee of industry averages with respect to the percentage of outstanding shares reserved for stock option plans for executive officers and other persons.

     On August 18, 1999, the Committee granted options to executive officers and key managers. The Committee granted options to purchase an aggregate of 193,000 shares from the 1997 Plan. The options granted under the 1997 Plan vest 20% on the first anniversary of the grant date and 20% on each anniversary of this grant date thereafter. As of March 27, 2000, none of the options granted in 1999 under the 1997 Plan are vested.

     OTHER BENEFIT PROGRAMS. In addition to the stock options, executive officers of the Company participate in other employee benefit programs including health insurance, group life insurance, and its 401(k) plans on the same basis as other employees of the Company.

     LIMITATION ON DEDUCTIBILITY OF COMPENSATION PAID. Under Section 162(m) of the Internal Revenue Code, compensation paid to certain executives in excess of $1,000,000 is not deductible. The Committee believes that at the present time, it is quite unlikely that the compensation paid to executive officers in a taxable year would exceed $1,000,000. The Committee has accordingly not established a policy for determining which forms of incentive compensation shall be designed to qualify as "performance based compensation."

     RELATIONSHIP OF PERFORMANCE UNDER COMPENSATION PLANS. The Executive Bonus Plan, which bases bonuses on earnings per share, is directly tied to the financial performance of the Company. The Executive Bonus Plan is aligned with the shareholders' interest in the Company's performance by providing for payments only if the Company achieves certain levels of earnings per share. The greater the earnings per share, the greater the award, up to a maximum award level. For details on the bonuses granted to the Named Executive Officers during 1999, see the "Summary Compensation Table."

     CHIEF EXECUTIVE OFFICER'S 1999 COMPENSATION. The Committee's philosophy as to the annual compensation of Mr. Kwader, the Chief Executive Officer (the "CEO"), has been to establish a base salary in the middle third of the range of salaries paid to the CEO's of companies in the paper industry with similar sales volumes. Additional annual incentive compensation is based on the success of the Company through the Executive Bonus Plan. The CEO's annual compensation will fluctuate, based on the performance of the Company.

     Based on the Committee's review of salary ranges, Mr. Kwader's base salary, effective as of April 1, 1999, was set at an annual level of $425,000. In addition, Mr. Kwader earned $233,759 in incentive compensation in 1999, in accordance with the scale set forth in the Executive Bonus Plan, as a result of the Company achieving certain earnings per share.

     The Committee's approach to the long-term compensation of the CEO is to provide for retirement through the Company's 401(k) plans and to award stock options. As of March 27, 2000, Mr. Kwader has options which have vested or will vest within the next sixty days to acquire 84,398 shares of the Company's stock at $3.33 per share, 14,250 shares of the Company's stock at $6.33 per share, 17,400 shares of the Company's stock at $7.83 per share, 18,400 shares of the Company's stock at $9.00 per share, 22,500 shares of the Company's stock at $13.50 per share, 12,000 shares of the Company's stock at $21.87 per share and 4,800 shares of the Company's stock at $13.38 per share. In connection with the grants of options made during 1999 under the 1997 Plan to executive officers and key employees, Mr. Kwader was granted options to acquire 27,000 shares of stock of the Company, none of which will be vested as of March 27, 2000. The Committee believes that the stock option plans help to direct the focus of Mr. Kwader towards the long-term performance of the Company.

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                            Jon H. Miller, Chairman
                            George E. McCown
                            K. Peter Norrie
                            Elmar B. Schulte

PERFORMANCE MEASUREMENT COMPARISON

     The following chart shows the value of an investment of $100 on January 1, 1994 the date of commencement of trading of the Company's Common Stock, in (i) the Company's Common Stock, (ii) the Russell 2000 Index, a published index, as weighted by market capitalization, and (iii) a custom peer group, as calculated by Media General, weighted by market capitalization. All values assume reinvestment of the full amount of all dividends.

     The Company believes the Russell 2000 Index is the closest broad market representing companies with smaller market capitalization. The Company chose a custom peer group because existing indices do not accurately reflect the Company's businesses. FiberMark's peer group was chosen because they are specialty fiber materials producers with similar market capitalization, including Buckeye Technology, Inc., Caraustar Industries, Inc., P.H. Glatfelter Co., Lydall, Inc. and Wausau-Mosinee Paper Corp. Crown Vantage, formerly included in the Company's peer group, was dropped from the Company's peer group because it is no longer listed on a national stock exchange.

                                     [CHART]

     THE MATERIAL IN THIS CHART IS NOT "SOLICITING MATERIAL," IS NOT DEEMED FILED WITH THE SEC, AND IS NOT TO BE INCORPORATED BY REFERENCE INTO ANY FILING OF THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHETHER MADE BEFORE OR AFTER THE DATE OF THIS FILING AND IRRESPECTIVE OF ANY GENERAL INCORPORATION LANGUAGE CONTAINED IN SUCH FILING.

                              CERTAIN TRANSACTIONS

     The Company has entered into indemnity agreements with certain executive officers and directors which provide, among other things, that the Company will indemnify such executive officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines, and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director, executive officer, or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Bylaws.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors, and greater than 10% shareholders are required by the SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the best of the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to its executive officers, directors, and greater than 10% beneficial owners were complied with as of December 31, 1999, with the exception of a Form 3 for Mr. McKenzie and a Form 5 for each officer to report the stock option grant made pursuant to the 1997 Stock Option Plan, which were subsequently filed.

                                  OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                   By Order of the Board of Directors


                                   Peter B. Tarr
                                   Secretary and General Counsel

Brattleboro, Vermont
March 27, 2000

     A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 MAY BE VIEWED ON FIBERMARK'S WEB SITE OR OBTAINED BY CONTACTING CORPORATE
COMMUNICATIONS:

              FIBERMARK, INC.              PHONE: 802 257 5974
              161 WELLINGTON ROAD          FAX:     802 257 5900
              PO BOX 498                   E-MAIL: INFO@FIBERMARK.COM
              BRATTLEBORO, VT  05302       WWW.FIBERMARK.COM

                                          FIBERMARK, INC.

                                  P.O. BOX 498, Brattleboro, Vermont 05302

                   PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 24, 2000

                                 Schlosshotel Kronberg, Hainstrasse 25

                               D-61476 Kronberg, Germany (near Frankfurt)

                     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


      The undersigned hereby appoints Alex Kwader, Bruce Moore, and Peter B. Tarr, or any of them, attorneys and proxies with full power of substitution in each of them, in the name, place, and stead of the undersigned to vote as proxy all the stock of the undersigned in FiberMark, Inc.

      Please sign and date on the reverse side and mail promptly. You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. If you do not sign and return a proxy or attend the meeting and vote by ballot, your shares cannot be voted.


                                                                --------------
            (CONTINUED AND TO BE SIGNED ON OTHER SIDE)
                                                                 SEE REVERSE
                                                                     SIDE
                                                                --------------

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE.

                         ANNUAL MEETING OF SHAREHOLDERS
                               FIBERMARK, INC.

                                May 24, 2000









                Please Detach and Mail in the Envelope Provided

A /X/ Please mark your
      votes as in this
      example

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2

                   FOR   WITHHELD                                                                         FOR    AGAINST    ABSTAIN

1. Election of    / /      / /          Nominees: Alex Kwader            2. Ratification of KPMG LLP      / /      / /       / /
   Directors                                      K. Peter Norrie           as independent auditors.
                                                  Brian C. Kerester
Instructions: To withhold authority               Marion A. Keyes, IV    In their discretion, the proxies are authorized to vote
to vote for any individual nominee,               George E. McCown       upon such other business as may properly come before
write that nominee's name in the                  Glenn S. McKenzie      the meeting.
space provided below:                             Jon H. Miller
                                                  Elmar B. Schulte       THIS PROXY WILL BE VOTED ACCORDING TO YOUR INSTRUCTIONS.
                                                  Edward P. Swain, Jr.   IF YOU SIGN AND RETURN THE CARD BUT DO NOT VOTE ON ALL
-----------------------------------                                      THESE MATTERS, THEN PROPOSALS 1 AND 2, IF UNMARKED, WILL
                                                                         RECEIVE "FOR" VOTES.

                                                                         PLEASE DATE, SIGN, AND RETURN THIS PROXY IN THE ENCLOSED
                                                                         ENVELOPE.


                                                                                                           YES     NO

                                                                         Do you plan to attend the         / /     / /
                                                                         Annual Meeting?



SIGNATURE(S) _____________________________ DATE: ______________  SIGNATURE(S) ____________________________ DATE: __________________
Note: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, partner, etc., please indicate your title as such. If shares are held by corporation, sign in full corporate name by authorized officer. If shares are held in the name of two or more persons, all should sign.